THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNLESS (I) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH APPLICABLE SECURITIES LAWS, OR (II) IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY REGISTRATION UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH TRANSFER.


                             AMS ACQUISITION CORP.
                            SECURED PROMISSORY NOTE


$398,230.00                                          Buena Park,
California                                           July 8, 1998

FOR VALUE RECEIVED, the undersigned, AMS Acquisition Corp., a Nevada corporation (the "Company"), hereby promises to pay to the order of Paul Hentschl, or his lawful assigns (the "Purchaser"), in lawful money of the United States of America, and in immediately available funds, the principal sum of THREE HUNDRED NINETY EIGHT THOUSAND TWO HUNDRED THIRTY DOLLARS ($398,230.00). The principal hereof and any unpaid accrued interest thereon shall be due and payable on or before 5:00 p.m., Pacific Standard Time, on July 8, 2001 (unless the payment date is accelerated as provided in Section 7 hereof or extended as provided in Section 2 hereof). Payment of all amounts due hereunder shall be made at the address of the Purchaser provided for herein. The Company further promises to pay simple interest at the rate of 7.00% percent per annum on the outstanding principal balance hereof, such interest to be payable monthly in arrears on the 1st day of each month, commencing August 1, 1998.

1. SECURITY. This Note is secured by and entitled to the benefits of a certain Company Security Agreement (the "Company Security Agreement") dated as of even date herewith, among the Company and the Purchaser.

2. EXTENSION OF MATURITY DATE. Purchaser shall have the right, in its sole discretion, to extend the maturity of this Note, each such extension exercisable only by the Purchaser by delivering to the Company written notice of such extension at any time prior to the maturity date then in effect.

3. TRANSFERABILITY. Subject to the provisions herein, this Note shall be freely transferable by the Purchaser provided such transfer is in compliance with applicable federal and state securities laws.

4. DEFAULT. The occurrence of any one of the following events shall constitute an Event of Default:

(a) The non-payment, when due, of any principal or interest pursuant to this Note;

(b) The material breach of any representation or warranty in this Note. In the event the Purchaser becomes aware of a breach of this Section 4(b), the Purchaser shall notify the Company in writing of such breach and the Company shall have ten (10) business days after notice to cure such breach;

(c) The material breach of any covenant or undertaking in this Note, not otherwise provided for in this Section 4;

(d) The commencement by the Company of any voluntary proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or the adjudication of the Company as insolvent or bankrupt by a decree of a court of competent jurisdiction; or the petition or application by the Company for, acquiescence in, or consent by the Company to, the appointment of any receiver or trustee for the Company or for all or a substantial part of the property of the Company; or the assignment by the Company for the benefit of creditors; or the written admission of the Company of its inability to pay its debts as they mature; or

(e) The commencement against the Company of any proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, receivership, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, provided, however, that the commencement of such a proceeding shall not constitute an Event of Default unless the Company consents to the same or admits in writing the material allegations of same, or said proceeding shall remain undismissed for 20 days; or the issuance of any order, judgment or decree for the appointment of a receiver or trustee for the Company or for all or a substantial part of the property of the Company, which order, judgment or decree remains undismissed for 20 days; or a warrant of attachment, execution, or similar process shall be issued against any substantial part of the property of the Company.

Upon the occurrence of any Default or Event of Default, the Purchaser may, by written notice to the Company, declare all or any portion of the unpaid principal amount due to Purchaser immediately due and payable, in which event it shall immediately be and become due and payable, provided that upon the occurrence of an Event of Default as set forth in paragraph (d) or paragraph (e) hereof, all or any portion of the unpaid principal amount due to Purchaser shall immediately become due and payable without any such notice.

5. PREPAYMENT. The Company may, at its option, at any time and from time to time, prepay all or any part of the principal balance of this Note, without penalty or premium, provided that concurrently with each such prepayment the Company shall pay accrued interest on the principal so prepaid to the date of such prepayment.

6. NOTICES. All notices provided for in this Note shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier or messenger or sent by registered or certified mail (air mail if overseas), return receipt requested, or by telex, facsimile transmission, telegram or similar means of communication. Notices shall be deemed to have been received on the date of personal delivery, telex, facsimile transmission, telegram or similar means of communication, or if sent by overnight courier or messenger, shall be deemed to have been received on the next delivery day after deposit with the courier or messenger, or if sent by certified or registered mail, return receipt requested, shall be deemed to have been received on the third business day after the date of mailing. Notices shall be sent to the addresses set forth below:

If to the Company:

AMS Acquisition Corporation
5681 Beach Boulevard, Suite 101
Buena Park, CA 90621
Attn: Joseph Naughton, Chief Executive Officer
Facsimile No.: (949) 994-3242

With a copy to:

The Law Offices of M. Richard Cutler
610 Newport Center Drive, Suite 800
Newport Beach, CA 92660
Attn: M. Richard Cutler, Esq.
Facsimile No.: (949) 719-1988

If to the Purchaser:

Paul Hentschl
13939 Barrymore
San Diego, CA 92129
Facsimile No.: (    )


With a copy to:

Kennerson Schwartz Semerdjian & Haille LLP
101 West Broadway, Suite 480
San Diego, CA 92101
Attn: John K. Grant, Esq.
Facsimile No.: (619) 236-8827

7. CHOICE OF LAW, JURISDICTION. This Note and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of California including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws. The parties submit to the jurisdiction of the Courts of the State of California or a Federal Court empaneled in the State of California for the resolution of all legal disputes arising under the terms of this Note.

8. ATTORNEYS' FEES. Except as otherwise provided herein, if a dispute should arise between the parties including, but not limited to arbitration, the prevailing party shall be reimbursed by the nonprevailing party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys' fees exclusive of such amount of attorneys' fees as shall be a premium for result or for risk of loss under a contingency fee arrangement.

9. CONFORMITY WITH LAW. It is the intention of the Company and of the Purchaser to conform strictly to applicable usury and similar laws. Accordingly, notwithstanding anything to the contrary in this Note, it is agreed that the aggregate of all charges which constitute interest under applicable usury and similar laws that are contracted for, chargeable or receivable under or in respect of this Note, shall under no circumstances exceed the maximum amount of interest permitted by such laws, and any excess, whether occasioned by acceleration or maturity of this Note or otherwise, shall be canceled automatically, and if theretofore paid, shall be either refunded to the Company or credited on the Principal amount of this Note.

IN WITNESS WHEREOF, the Company has signed and sealed this Note and delivered it in Buena Park, California as of the date first written above.



AMS ACQUISITION CORP.


/s/Joseph Naughton
By:    Joseph Naughton
Its:   Chief Executive Officer